American Century Growth Funds, Inc.

AMENDMENT NO. 1 TO AMENDED AND RESTATED
MASTER DISTRIBUTION AND INDIVIDUAL
SHAREHOLDER SERVICES PLAN

R CLASS

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 1st day of April, 2019, by AMERICAN CENTURY GROWTH FUNDS, INC. (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated January 1, 2008 (the “Plan”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled Legacy Focused Large Cap Fund to Focused Dynamic Growth Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled Legacy Multi Cap Fund to Adaptive All Cap Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the liquidation of the series of shares titled Legacy Large Cap Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled Adaptive All Cap Fund to Adaptive Small Cap Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY GROWTH FUNDS, INC.

By: /s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

American Century Growth Funds, Inc.

SCHEDULE A
Funds Offering R Class Shares

Fund	Date Plan Adopted
AMERICAN CENTURY GROWTH FUNDS, INC.
➢ Focused Dynamic Growth Fund ➢ Adaptive Small Cap Fund	May 15, 2006 May 15, 2006

A-1